 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of North Valley Bancorp of our report, dated March 30, 2010, relating to our audit of the consolidated financial statements of North Valley Bancorp appearing in the Annual Report on Form 10-K of North Valley Bancorp for the year ended December 31, 2009.

We also consent to the reference to our firm under the caption “Experts.”

/s/ Perry-Smith LLP

Sacramento, California
July 1, 2010